UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2011

PAETEC Holding Corp.

(Exact name of registrant as specified in its charter)

Delaware	000-52486	20-5339741
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One PAETEC Plaza 600 Willowbrook Office Park Fairport, New York		14450
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (585) 340-2500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangement of Certain Officers

(e)    Effective on July 1, 2011, the compensation committee of the board of directors of PAETEC Holding Corp. (the “Company”) made grants of awards of restricted stock units under the PAETEC Holding Corp. 2011 Omnibus Incentive Plan (the “2011 Plan”) to the Company’s executive officers and adjusted the base salaries and target bonus incentive award percentages of several of such officers.

These initiatives were undertaken to support the advancement of retention and compensation objectives of the Company. The grants supplement the Company’s annual base equity program and performance accelerator program as described in the Company’s proxy statement for its 2011 annual meeting of stockholders filed with the Securities and Exchange Commission on April 20, 2011. The grants to each officer as described below were conditioned on the effectiveness of an amendment (each, an “Amendment”) to such officer’s Executive Confidentiality, Non-Solicitation, Non-Competition and Severance Agreement as previously filed with the Securities and Exchange Commission and as described in the Company’s proxy statement. The Amendment provides that in some circumstances related to a termination of employment, the Company may elect, in its sole discretion, to waive the non-competition covenant in the applicable severance agreement instead of paying the severance benefits to which the executive would have been entitled if the executive had complied with such covenant. The form of Amendment is filed as exhibit 10.6 to this report. The foregoing summary of the terms of the Amendment is qualified in all respects by reference to the text of such form, which is incorporated by reference in this Item 5.02.

The grants of restricted stock unit awards under the 2011 Plan as described above were made to the following executive officers of the Company in the following amounts: (i) Arunas A. Chesonis, the Company’s chairman, president and chief executive officer, received an award of restricted stock units for 600,000 shares of the Company’s common stock; (ii) Keith M. Wilson, the Company’s executive vice president and chief financial officer, received an award of restricted stock units for 750,000 shares of the Company’s common stock; and (iii) each of Mario DeRiggi, Mary K. O’Connell and Robert D. Moore, each of whom is an executive vice president of the Company, received an award of restricted stock units for 200,000 shares of the Company’s common stock. Each award of restricted stock units set forth above will vest with respect to one third of the shares of common stock subject to the award on each of July 1, 2012, 2013 and 2014, unless forfeited or earlier vested in accordance with the terms of the 2011 Plan, the executive’s award agreement, or the executive’s severance agreement. The form of Restricted Stock Unit Agreement for the foregoing awards is filed as exhibit 10.5 to this report. The foregoing summary of the terms of the awards is qualified in all respects by reference to the text of such form, which is incorporated by reference in this Item 5.02. Other forms of award agreement under the 2011 Plan approved by stockholders at the Company’s annual meeting on June 2, 2011 also are filed as exhibits to this report.

The salaries and bonus opportunities of certain senior officers of the Company, including Messrs. Chesonis, Wilson and DeRiggi, were adjusted as follows: (i) the annual salary of Mr. Chesonis was increased to $700,000 and his target bonus opportunity under the Company’s annual cash incentive plan was increased from 75% to 125% of his salary; (ii) the target bonus opportunity of Mr. Wilson was increased from 75% to 100% of his current salary; and (iii) the annual salary of Mr. DeRiggi, was increased to $330,000 and his target bonus opportunity was increased from 50% to 75% of his salary.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits. The Company herewith files the following exhibits:

Exhibit No.	Description of Exhibit

10.1	Form of Incentive Stock Option Agreement under the PAETEC Holding Corp. 2011 Omnibus Incentive Plan (the “2011 Omnibus Incentive Plan”).

10.2	Form of Incentive Stock Option Agreement under the 2011 Omnibus Incentive Plan for certain officers.

10.3	Form of Non-Qualified Stock Option Agreement under the 2011 Omnibus Incentive Plan.

10.4	Form of Restricted Stock Unit Agreement under the 2011 Omnibus Incentive Plan.

10.5	Form of Restricted Stock Unit Agreement under the 2011 Omnibus Incentive Plan for certain officers.

10.6	Form of Amendment to Executive Confidentiality, Non-Solicitation, Non-Competition and Severance Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAETEC Holding Corp.

Date: July 6, 2011	/s/ Mary K. O’Connell
Mary K. O’Connell
Executive Vice President, General Counsel and Secretary (Duly Authorized Officer)

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit

10.1	Form of Incentive Stock Option Agreement under the PAETEC Holding Corp. 2011 Omnibus Incentive Plan (the “2011 Omnibus Incentive Plan”).

10.2	Form of Incentive Stock Option Agreement under the 2011 Omnibus Incentive Plan for certain officers.

10.3	Form of Non-Qualified Stock Option Agreement under the 2011 Omnibus Incentive Plan.

10.4	Form of Restricted Stock Unit Agreement under the 2011 Omnibus Incentive Plan.

10.5	Form of Restricted Stock Unit Agreement under the 2011 Omnibus Incentive Plan for certain officers.

10.6	Form of Amendment to Executive Confidentiality, Non-Solicitation, Non-Competition and Severance Agreement.